[Form of]
                            AMENDMENT TO SCHEDULE II
                          DATED _________________, 2008
         OF CUSTODY AGREEMENT BETWEEN CAUSEWAY CAPITAL MANAGEMENT TRUST
                AND THE BANK OF NEW YORK, DATED OCTOBER 19, 2001

                                     SERIES

     Causeway International Value Fund; Tax Identification Number 23-3092639
      Causeway Emerging Markets Fund; Tax Identification Number 20-5901594
        Causeway Global Value Fund; Tax Identification Number 26-2312763

CAUSEWAY CAPITAL MANAGEMENT TRUST                           THE BANK OF NEW YORK

By:                                                         By:
    -------------------------                                   ----------------
Name:  Turner Swan                                          Name:
Title: President, Secretary                                 Title: